EXHIBIT 3.2

                                     BYLAWS

                                       OF

                     OFFSHORE ENERGY DEVELOPMENT CORPORATION

                             A Delaware Corporation

                                Date of Adoption

                                  July 25, 1996

                                TABLE OF CONTENTS

                                                                            PAGE

                                    Article 1
                                     Offices

        Section 1.1.  Registered Office........................................1
        Section 1.2.  Other Offices............................................1

                                    Article 2
                                  Stockholders

        Section 2.1.  Quorum;  Adjournment of Meetings.........................1
        Section 2.2.  Annual Meetings..........................................2
        Section 2.3.  Special Meetings.........................................2
        Section 2.4.  Record Date..............................................2
        Section 2.5.  Notice of Meetings.......................................3
        Section 2.6.  Stockholder List.........................................3
        Section 2.7.  Proxies..................................................3
        Section 2.8.  Voting; Election; Inspectors.............................4
        Section 2.9.  Conduct of Meetings......................................5
        Section 2.10. Notifications of Nominations and Proposed
                      Business.................................................5
        Section 2.11. Treasury Stock...........................................6
        Section 2.12. Action Without Meeting...................................6

                                    Article 3
                               Board of Directors

        Section 3.1.  Power....................................................7
        Section 3.2.  Classified Board.........................................7
        Section 3.3.  Removal of Directors.....................................7
        Section 3.4.  Vacancies................................................7
        Section 3.5.  Number of Directors......................................8
        Section 3.6.  Quorum; Voting...........................................8
        Section 3.7.  Place of Meetings; Order of Business.....................8
        Section 3.8.  First Meeting............................................8
        Section 3.9.  Regular Meetings.........................................8
        Section 3.10. Special Meetings.........................................9
        Section 3.11. Compensation.............................................9

                                        i

        Section 3.12. Action Without a Meeting; Telephone Conference
                      Meeting..................................................9
        Section 3.13. Approval or Ratification of Acts or Contracts
                      by Stockholders..........................................9

                                    Article 4
                                   Committees

        Section 4.1.  Designation; Powers.....................................10
        Section 4.2.  Procedure; Meetings; Quorum.............................10
        Section 4.3.  Substitution and Removal of Members; Vacancies..........10

                                    Article 5
                                    Officers

        Section 5.1.  Number, Titles and Term of Office.......................11
        Section 5.2.  Powers and Duties of the President......................11
        Section 5.3.  Vice Presidents.........................................11
        Section 5.4.  Secretary...............................................12
        Section 5.5.  Assistant Secretaries...................................12
        Section 5.6.  Treasurer...............................................12
        Section 5.7.  Assistant Treasurers....................................12
        Section 5.8.  Action with Respect to Securities of Other
                      Corporations............................................12
        Section 5.9.  Delegation..............................................13

                                    Article 6
                                  Capital Stock

        Section 6.1.  Certificates of Stock...................................13
        Section 6.2.  Transfer of Shares......................................13
        Section 6.3.  Ownership of Shares.....................................13
        Section 6.4.  Regulations Regarding Certificates......................14
        Section 6.5.  Lost or Destroyed Certificates..........................14

                                    Article 7
                            Miscellaneous Provisions

        Section 7.1.  Fiscal Year.............................................14
        Section 7.2.  Corporate Seal..........................................14
        Section 7.3.  Notice and Waiver of Notice.............................14
        Section 7.4.  Facsimile Signatures....................................15

                                       ii

        Section 7.5.  Reliance upon Books, Reports and Records................15
        Section 7.6.  Application of Bylaws...................................15

                                    Article 8
                    Indemnification of Officers and Directors

        Section 8.1.  Indemnification.........................................15
        Section 8.2.  Claims and Defenses.....................................16
        Section 8.3.  Nonexclusivity..........................................17
        Section 8.4.  Insurance...............................................17

                                    Article 9
                                   Amendments


        Section 9.1.   Amendments.............................................17

                                       iii

                                     BYLAWS

                                       OF

                     OFFSHORE ENERGY DEVELOPMENT CORPORATION



                                    Article 1
                                     OFFICES

        SECTION 1.1. REGISTERED OFFICE. The registered office of the Corporation which is required by the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

        SECTION 1.2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                    Article 2
                                  STOCKHOLDERS

        SECTION 2.1. QUORUM; ADJOURNMENT OF MEETINGS. Unless otherwise required by law or provided in the Certificate of Incorporation of the Corporation or these Bylaws, (i) the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, (ii) in all matters other than election of directors, the affirmative vote of the holders of a majority of such stock so present or represented at any meeting of stockholders at which a quorum is present shall constitute the act of the stockholders, and (iii) where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter and the affirmative vote of the majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, subject to the provisions of clauses (ii) and (iii) above.

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        Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

        Notwithstanding the other provisions of the Certificate of Incorporation of the Corporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote thereat, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

        SECTION 2.2. ANNUAL MEETINGS. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place (within or without the State of Delaware), on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the last annual meeting of stockholders.

        SECTION 2.3. SPECIAL MEETINGS. Unless otherwise provided in the Certificate of Incorporation of the Corporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the President or by a majority of the Board of Directors at such time and at such place as may be stated in the notice of the meeting. Business transacted at a special meeting shall be confined to the purpose(s) stated in the notice of such meeting.

        SECTION 2.4. RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix a date as the record date for any such determination of stockholders, which record date shall not precede the date on which the resolutions fixing the record date are adopted and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting of stockholders, nor more than sixty (60) days prior to any other action to which such record date relates.

        If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given or, if in accordance

                                        2

with Article 7, Section 7.3 of these Bylaws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose (other than consenting to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors does not fix the record date, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware or at its principal place of business. If the Board of Directors does not fix the record date, and prior action by the Board of Directors is necessary, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        SECTION 2.5. NOTICE OF MEETINGS. Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Board of Directors, calling the meeting to each stockholder entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

        SECTION 2.6. STOCKHOLDER LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The stockholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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        SECTION 2.7. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

        No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

        Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of such portion of the shares as is equal to the reciprocal of the fraction equal to the number of proxies representing such shares divided by the total number of shares represented by such proxies.

        SECTION 2.8. VOTING; ELECTION; INSPECTORS. Unless otherwise required by law or provided in the Certificate of Incorporation of the Corporation, each stockholder shall on each matter submitted to a vote at a meeting of stockholders have one vote for each share of the stock entitled to vote which is registered in his name on the record date for the meeting. For the purposes hereof, each election to fill a directorship shall constitute a separate matter. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by the executor or administrator of such person's estate, either in person or by proxy.

        All voting, except as required by the Certificate of Incorporation of the Corporation or where otherwise required by law, may be by a voice vote; provided, however, upon request of the chairman of the meeting or upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by written ballots, unless otherwise provided in the Certificate of Incorporation of the Corporation.

        At any meeting at which a vote is taken by written ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. Such inspector shall receive the written ballots, count the votes, and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

        Unless otherwise provided in the Certificate of Incorporation of the Corporation, cumulative voting for the election of directors shall be prohibited.

        SECTION 2.9. CONDUCT OF MEETINGS. The meetings of the stockholders shall be presided over by the President, or, if the President is not present, by a Vice President, or, if no Vice President is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or, if the Secretary is not present, an Assistant Secretary shall so act; if neither the Secretary or an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting.

        The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to the chairman in order.

        SECTION 2.10. NOTIFICATIONS OF NOMINATIONS AND PROPOSED BUSINESS. Subject to the rights of holders of any class of capital stock of the Corporation (other than the common stock), nominations for the election of directors and proposals for business to be brought before any stockholder meeting may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of his intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not later than sixty (60) days prior to such meeting. To be in proper written form, a stockholder's notice to the Secretary shall set forth:

                      (i) the name and address of the stockholder who intends to make the nominations or propose the business and, in the case of nominations for the election of directors, of the person or persons to be nominated;

                      (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or propose the business specified in the notice;

                      (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

                      (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated or the matter been proposed by the Board of Directors; and

                      (v) if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

        A nomination of any person or proposal of any business not made in compliance with the foregoing procedures shall not be eligible to be voted upon by the stockholders at the meeting.

        SECTION 2.11. TREASURY STOCK. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes. Nothing in this Section 2.11 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

        SECTION 2.12. ACTION WITHOUT MEETING. Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action permitted or required by law, the Certificate of Incorporation of the Corporation or these Bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

        Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

        Prompt notice of the taking of corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing.

                                    Article 3
                               BOARD OF DIRECTORS

        SECTION 3.1. POWER. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and, subject to the restrictions imposed by law or the Certificate of Incorporation of the Corporation, the Board of Directors may exercise all the powers of the Corporation. Unless otherwise provided in the Certificate of Incorporation of the Corporation, directors need not be stockholders or residents of the state of Delaware.

        SECTION 3.2. CLASSIFIED BOARD. The directors of the Corporation shall be divided into three classes, with respect to the time that they severally hold office, as nearly equal in number as possible, with the initial term of office of the first class of directors to expire at the 1997 annual meeting of holders of capital stock of the Corporation, the initial term of office of the second class of directors to expire at the 1998 annual meeting of holders of capital stock of the Corporation and the initial term of office of the third class of directors to expire at the 1999 annual meeting of holders of capital stock of the Corporation. Commencing with the 1997 annual meeting of holders of capital stock of the Corporation, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding annual meeting of holders of capital stock of the Corporation after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

        SECTION 3.3. REMOVAL OF DIRECTORS. Subject to the rights of the holders of any class of capital stock of the corporation (other than the common stock) then outstanding, (i) any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least eighty percent

(80%) of the voting power of all the shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting together as a single class, and (ii) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire Board of Directors.

        SECTION 3.4. VACANCIES. Subject to the rights of the holders of any class of capital stock of the Corporation (other than the common stock) then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

        SECTION 3.5. NUMBER OF DIRECTORS. Subject to the rights of the holders of any class of capital stock of the Corporation (other than common stock), the number of directors constituting the entire Board of Directors shall be not less than six nor more than nine. Subject to the rights of the holders of any class of capital stock of the corporation (other than the common stock), the specific number of directors constituting the entire Board of Directors shall be authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors.

        SECTION 3.6. QUORUM; VOTING. Unless otherwise provided in the Certificate of Incorporation of the Corporation, a majority of the number of directors fixed in accordance with Section 3.1 shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

        SECTION 3.7. PLACE OF MEETINGS; ORDER OF BUSINESS. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the President or by the Board of Directors.

        SECTION 3.8. FIRST MEETING. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held after the annual meeting of stockholders, the Board of Directors shall elect the officers of the Corporation.

        SECTION 3.9. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by the President, or in the President's absence, by another officer of the Corporation. Notice of such regular meetings shall not be required.

        SECTION 3.10. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President, or, on the written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours' personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article 7, Section 7.3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation of the Corporation or these Bylaws. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing.

        SECTION 3.11. COMPENSATION. Directors and members of standing committees may receive such compensation as the Board of Directors from time to time shall determine to be appropriate and shall be reimbursed for all reasonable expenses incurred in attending and returning from meetings of the Board of Directors.

        SECTION 3.12. ACTION WITHOUT A MEETING; TELEPHONE CONFERENCE MEETING. Unless otherwise restricted by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the state of incorporation of the Corporation.

        Unless otherwise restricted by the Certificate of Incorporation of the Corporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone connection or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        SECTION 3.13. APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY STOCKHOLDERS. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and, unless otherwise provided in the Certificate of Incorporation of the Corporation, any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present) shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation. In addition, unless otherwise provided in the Certificate of Incorporation of the Corporation, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote, and such consent shall be as valid and binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

                                    Article 4
                                   COMMITTEES

        SECTION 4.1. DESIGNATION; POWERS. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, with each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing these Bylaws or adopting new bylaws for the Corporation. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by the Board of Directors.

        SECTION 4.2. PROCEDURE; MEETINGS; QUORUM. Any committee designated pursuant to this Article 4 shall keep regular minutes of its actions and proceedings in a book provided for that purpose and report the same to the Board of Directors at its meeting next succeeding such action, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by such committee or the Board of Directors. Should a committee fail to fix its own rules, the provisions of these Bylaws, pertaining to the calling of meetings and conduct of business by the Board of Directors, shall apply as nearly as may be possible. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, except as provided in Section 4.3 of this Article 4, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

        SECTION 4.3. SUBSTITUTION AND REMOVAL OF MEMBERS; VACANCIES. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors shall have the power at any time to remove any member(s) of a committee and to appoint other directors in lieu of the person(s) so removed and shall also have the power to fill vacancies in a committee.

                                    Article 5
                                    OFFICERS

        SECTION 5.1. NUMBER, TITLES AND TERM OF OFFICE. The officers of the Corporation shall be a President, a Treasurer, a Secretary and such other officers as the Board of Directors may from time to time elect or appoint (including, but not limited to, a Chairman of the Board, one or more Vice Presidents, any one or more of whom may be designated Executive Vice President or Senior Vice President, a Vice Chairman of the Board, one or more Assistant Secretaries and one or more Assistant Treasurers). Each officer shall hold office for annual terms of office until such officer's successor shall be duly elected and shall qualify or until such officer's death or until such officer shall resign or shall have been removed. Any number of offices may be held by the same person, unless the Certificate of Incorporation of the Corporation provides otherwise. Except for the Chairman of the Board and the Vice Chairman of the Board, no officer need be a director.

        SECTION 5.2. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors and the Executive Committee (if any), the President shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to the President by the Board of Directors. The President shall preside at all meetings of the stockholders and of the Board of Directors.

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        SECTION 5.3. VICE PRESIDENTS. Each Vice President shall at all times possess power to sign all certificates, contracts and other instruments of the Corporation, except as otherwise limited in writing by the Chairman of the Board, the President or the Vice Chairman of the Board of the Corporation. Each Vice President shall have such other powers and duties as from time to time may be assigned to such Vice President by the Board of Directors, the Chairman of the Board, the President or the Vice Chairman of the Board.

        SECTION 5.4. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of the Board of Directors and the stockholders, in books provided for that purpose; shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal of the Corporation to all contracts and attest the affixation of the seal of the Corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Secretary by the Board of Directors, the Chairman of the Board, the President, the Vice Chairman of the Board or any Vice President; and shall in general perform all acts incident to the office of Secretary, subject to the control of the Board of Directors, the Chairman of the Board, the President, the Vice Chairman of the Board or any Vice President.

        SECTION 5.5. ASSISTANT SECRETARIES. Each Assistant Secretary shall have the usual powers and duties pertaining to such offices, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to an Assistant Secretary by the Board of Directors, the President, any Vice President or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

        SECTION 5.6. TREASURER. The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to the Treasurer by the Board of Directors, the President or any Vice President. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors or the President; and the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of the Treasurer's duties in such form as the Board of Directors may require.

        SECTION 5.7. ASSISTANT TREASURERS. Each Assistant Treasurer shall have the usual powers and duties pertaining to such office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to each Assistant Treasurer by the Board of

Directors, the President, any Vice President or the Treasurer. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

        SECTION 5.8. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the President, together with the Secretary or any Assistant Secretary, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

        SECTION 5.9. DELEGATION. For any reason that the Board of Directors may deem sufficient, the Board of Directors may, except where otherwise provided by statute, delegate the powers or duties of any officer to any other person, and may authorize any officer to delegate specified duties of such office to any other person. Any such delegation or authorization by the Board shall be effected from time to time by resolution of the Board of Directors.

                                    Article 6
                                  CAPITAL STOCK

        SECTION 6.1. CERTIFICATES OF STOCK. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation of the Corporation, as shall be approved by the Board of Directors. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the President and the Secretary of the Corporation representing the number of shares (and, if the stock of the Corporation shall be divided into classes or series, certifying the class and series of such shares) owned by such stockholder which are registered in certified form; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

        SECTION 6.2. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        SECTION 6.3. OWNERSHIP OF SHARES. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

        SECTION 6.4. REGULATIONS REGARDING CERTIFICATES. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

        SECTION 6.5. LOST OR DESTROYED CERTIFICATES. The Board of Directors may determine the conditions upon which the Corporation may issue a new certificate of stock in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner's legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in the place of the one so lost, stolen or destroyed.

                                    Article 7
                            MISCELLANEOUS PROVISIONS

        SECTION 7.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January of each year.

        SECTION 7.2. CORPORATE SEAL. The corporate seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation, which seal shall be in the charge of the Secretary and shall be affixed to certificates of stock, debentures, bonds, and other documents, in accordance with the direction of the Board of Directors or a committee thereof, and as may be required by law; however, the Secretary may, if the Secretary deems it expedient, have a facsimile of the corporate seal inscribed on any such certificates of stock, debentures, bonds, contract or other documents. Duplicates of the seal may be kept for use by any Assistant Secretary.

        SECTION 7.3. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given by law, the Certificate of Incorporation of the Corporation or under the provisions of these Bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable or wireless transmission (including by telecopy or facsimile transmission) or (ii) by deposit of the same in a post office box or by delivery to an overnight courier service company in a sealed prepaid wrapper addressed to the person entitled thereto at such person's post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing or delivery to courier, as the case may be.

        Whenever notice is required to be given by law, the Certificate of Incorporation of the Corporation or under any of the provisions of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person, including without limitation a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of the Corporation or these Bylaws.

        SECTION 7.4. FACSIMILE SIGNATURES. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

        SECTION 7.5. RELIANCE UPON BOOKS, REPORTS AND RECORDS. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person's duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinion, reports or statements presented to the Corporation.

        SECTION 7.6. APPLICATION OF BYLAWS. In the event that any provisions of these Bylaws is or may be in conflict with any law of the United States, of the state of Delaware, or of any other governmental body or power having jurisdiction over this Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law, and shall in all other respects be in full force and effect.

                                    Article 8
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

        SECTION 8.1. INDEMNIFICATION. Each person who was, is or is threatened to be made a named defendant or respondent in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director or in a similar capacity with another corporation or other entity, whether the basis of such proceeding is alleged action in an official capacity as an officer or director or in any other capacity while serving as an officer or director, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators. Further, the Corporation shall pay the expenses (including attorneys' fees) incurred by an officer or director in defending any proceeding, the subject matter for which indemnification is sought herewith, in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of officers and directors.

        SECTION 8.2. CLAIMS AND DEFENSES. If a claim under Section 8.1 of this
Article 8 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        SECTION 8.3. NONEXCLUSIVITY. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        SECTION 8.4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

                                    Article 9
                                   AMENDMENTS

        SECTION 9.1. AMENDMENTS. The Board of Directors shall have the power to adopt, amend and repeal from time to time Bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such Bylaws as adopted or amended by the Board of Directors.